UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934.

Date of Report: April 15, 2013

(Date of earliest event reported)

Rosetta Resources Inc.

(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

713-335-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 14, 2013, Rosetta Resources Operating LP, a Delaware limited partnership and a wholly owned subsidiary of Rosetta Resources Inc. (collectively, “Rosetta” or the “Company”), entered into a purchase and sale agreement (the “PSA”) with Comstock Oil & Gas, LP, a Nevada limited partnership and wholly-owned subsidiary of Comstock Resources, Inc. (collectively, “Comstock”). Pursuant to the PSA, at closing, Rosetta will acquire producing and undeveloped oil and natural gas interests in the Permian Basin in Gaines and Reeves Counties, Texas (the “Permian Basin Assets”) from Comstock for $768 million, subject to customary closing adjustments, including adjustments based upon title and environmental due diligence (the “Acquisition”). The Acquisition will be effective as of January 1, 2013 and is expected to close on or about May 14, 2013; however, there can be no assurance that all of the conditions to closing for the Acquisition will be satisfied.

The audited Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of the Permian Basin Assets for the years ended December 31, 2012 and 2011, including the related Independent Auditor’s Report, are attached as Exhibit 99.1 hereto.

The unaudited pro forma condensed combined financial statements and accompanying notes of Rosetta as of and for the year ended December 31, 2012 are attached as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Audited Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of the Permian Basin Assets for the years ended December 31, 2012 and 2011.

99.2	Unaudited pro forma condensed combined financial statements and accompanying notes of Rosetta as of and for the year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2013	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale
John E. Hagale
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Audited Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties of the Permian Basin Assets for the years ended December 31, 2012 and 2011.

99.2	Unaudited pro forma condensed combined financial statements and accompanying notes of Rosetta as of and for the year ended December 31, 2012.